SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2003

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation)	001-13545 (Commission File Number)	94-3281941 (I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.
SIGNATURES

ITEM 5 OTHER EVENTS.

On January 14, 2003, AMB Property Corporation announced fourth quarter and full-year 2002 results as follows:

Earnings per share (EPS) for the fourth quarter were $0.43, including $0.16 per share in net gains; EPS for the full year was $1.37, including $0.24 per share in net gains. Fourth quarter and full-year 2002 EPS were positively impacted by lease termination fees of $0.10 and $0.13 per share, respectively, net of related charges for straight line rents and capitalized leasing costs. Fourth quarter 2002 EPS increased 43.3% from EPS of $0.30 in the same period of 2001; full-year 2002 EPS decreased 6.8% from EPS of $1.47 in the same period of 2001.

AMB’s industrial portfolio, predominantly located in infill submarkets of major distribution markets, was 94.6% leased as of December 31, 2002, 20 basis points above portfolio occupancy as of September 30, 2002 and December 31, 2001. The Company’s same store cash basis net operating income increased 10.1% during the quarter and 3.5% during the year. Tenant retention was 74.2% during 2002, while rents on renewals and rollovers decreased by 1.0% during the year.

Investment Activity

During the fourth quarter, AMB acquired seven properties for a total investment of $157.2 million, disposed of a 4.4 million square foot industrial portfolio in Houston and Dallas for an aggregate price of $155.3 million and sold an additional $73.2 million co-investment partnership interest to an existing partner. Other industrial sales activity in the quarter included two development for sale projects for $5.9 million. During the quarter, AMB also completed and stabilized five industrial development projects, totaling 1.7 million square feet for a total investment of $57.8 million. The industrial development and renovation pipeline through 2004 currently stands at $106.8 million and consists of an estimated 1.7 million square feet, of which $57.8 million, or 54.1%, has been funded and 28% is preleased. AMB’s full-year 2002 transaction activity included $403.3 million in acquisitions, $394.1 million in dispositions and contributions to joint ventures and $135.4 million in development completions.

Additional investment activity in the quarter included the repurchase of 2.2 million shares of AMB’s common stock for a total investment of $57.9 million, at a weighted average purchase price of $26.08 per share. During the fourth quarter, the board of directors increased the Company’s common share repurchase plan to $200 million, from $100 million; $130.6 million of repurchase capacity remains under the updated plan. Since its IPO, the Company has repurchased a total of 5.4 million shares of common stock for a total investment of $129.3 million, at a weighted average purchase price of $23.72 per share.

AMB’s private capital activity in the quarter consisted of an additional $110 million equity commitment from long-standing joint venture partner, the City and County of San Francisco Employees’ Retirement System (CCSFERS). The new equity increases

CCSFERS’ ownership in the existing partnership from 50% to 80% and provides the partnership with additional capital for further investment in distribution facilities nationwide.

AMB renewed its $500 million unsecured revolving line of credit during the quarter. The three-year credit facility includes a multi-currency component under which up to $150 million can be drawn in British pounds sterling, euros or yen. The line of credit matures in December 2005 and replaces the Company’s previous $500 million credit facility, which was to mature in May 2003.

Company Director and Officer Changes

AMB’s board of directors appointed J. Michael Losh as an independent director to the Company’s board. Losh, who joined the board of directors and audit committee on January 1, 2003, brings to AMB 36 years of financial and international expertise, most recently as General Motor’s chief financial officer.

The Company also announced officer promotions for the new year: Mo Barzegar was promoted to senior vice president, international; Tamra Browne to senior vice president and general counsel; Steve Campbell to senior vice president, environmental and engineering; John Meyer to senior vice president, airport facilities; Jill Blechschmidt to vice president, regional manager; Dave King to vice president, regional manager; and Steve Lueck, to vice president, regional manager.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of

	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001

Assets
Investments in real estate:
Total investments in properties	$4,924,982	$4,883,497	$4,732,321	$4,566,951	$4,530,711
Accumulated depreciation	(362,540)	(344,949)	(311,058)	(289,701)	(265,653)

Net investments in properties	4,562,442	4,538,548	4,421,263	4,277,250	4,265,058
Investment in unconsolidated joint ventures	64,428	64,822	64,083	71,137	71,097
Properties held for divestiture, net	107,871	105,613	133,934	139,370	157,174

Net investments in real estate	4,735,741	4,708,983	4,619,280	4,487,757	4,493,329
Cash and cash equivalents	117,214	90,840	119,287	99,492	81,732
Mortgage receivables	13,133	13,155	87,175	87,214	87,214
Accounts receivable, net	74,207	81,003	80,366	75,399	70,794
Other assets, including discontinued operations	52,199	48,608	39,390	39,392	35,874

Total assets	$4,992,494	$4,942,589	$4,945,498	$4,789,254	$4,768,943

Liabilities and Stockholders’ Equity
Secured debt	$1,284,675	$1,305,320	$1,360,436	$1,237,564	$1,228,214
Unsecured senior debt securities	800,000	800,000	800,000	800,000	780,000
Unsecured debt	10,186	10,319	—	—	—
Alliance Fund II credit facility	45,500	72,500	52,000	116,000	123,500
Unsecured credit facility	95,000	12,000	—	—	12,000
Other liabilities, including discontinued operations	181,716	189,076	162,629	155,568	138,601

Total liabilities	2,417,077	2,389,215	2,375,065	2,309,132	2,282,315
Minority interests:
Preferred units	308,369	308,388	315,847	275,987	275,987
Minority interests	582,898	506,533	508,577	455,428	458,299

Total minority interests	891,267	814,921	824,424	731,415	734,286
Stockholders’ equity:
Common stock	1,588,156	1,642,459	1,649,909	1,652,607	1,656,242
Preferred stock	95,994	95,994	96,100	96,100	96,100

Total stockholders’ equity	1,684,150	1,738,453	1,746,009	1,748,707	1,752,342

Total liabilities and stockholders’ equity	$4,992,494	$4,942,589	$4,945,498	$4,789,254	$4,768,943

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Twelve Months Ended
	December 31,		December 31,

	2002	2001	2002	2001

Revenues
Rental revenues	$157,262	$136,581	$588,522	$530,041
Equity in earnings of unconsolidated joint ventures	1,231	1,102	5,674	5,467
Private capital income	2,725	2,950	11,193	10,972
Interest and other income	539	3,826	10,454	16,297

Total revenues	161,757	144,459	615,843	562,777
Expenses
Property operating	39,164	33,590	145,870	127,753
Interest, including amortization	37,442	33,019	147,101	124,866
Depreciation and amortization	37,286	26,504	127,160	104,838
General administrative and other (1)	13,000	9,640	47,207	35,820
Loss on investments in other companies	—	—	—	20,758

Total expenses	126,892	102,753	467,338	414,035

Income before minority interests and gains	34,865	41,706	148,505	148,742
Minority interests’ share of income:
Preferred units	(6,379)	(7,056)	(25,149)	(28,682)
Minority interests	(8,324)	(8,526)	(37,806)	(34,835)

Total minority interests	(14,703)	(15,582)	(62,955)	(63,517)

Net income before discontinued operations and gains from dispositions	20,162	26,124	85,550	85,225
Gains on developments and dispositions and discontinued operations:
Gains on developments held for sale	414	11,828	1,032	13,169
Gains/(losses) from disposition of real estate, net of minority interests (2)	5,309	(10,073)	7,789	23,259
Discontinued operations	4,697	4,124	18,494	16,300
Gains from disposition of real estate, discontinued operations	7,428	—	11,372	—

Total gains on developments and dispositions and discontinued operations	17,848	5,879	38,687	52,728

Net income	38,010	32,003	124,237	137,953
Preferred stock dividends	(2,123)	(2,125)	(8,496)	(8,500)
Preferred unit redemption discount/(premium)	—	(4,400)	412	(4,400)

Net income available to common stockholders	$35,887	$25,478	$116,153	$125,053

Net income per common share (diluted)	$0.43	$0.30	$1.37	$1.47

Weighted average common shares (diluted)	83,648,772	84,338,812	84,795,987	85,214,066

(1)  Prior to May 31, 2001, G&A did not include expenses incurred by two unconsolidated preferred stock subsidiaries, Headlands Realty Corporation and AMB Capital Partners. Adjusted G&A for the twelve months ended December 31, 2001, would have been $39,353 had the subsidiaries been consolidated beginning January 1, 2001.

(2)  Includes unrealized losses $1.2 million and of $8.6 million for the quarters ended December 31, 2002 and 2001, respectively and $1.2 million and $18.6 million for the twelve months ended December 31, 2002 and 2001, respectively.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND SUPPLEMENTAL CASH FLOW INFORMATION
(dollars in thousands, except share data)

	For the Quarters Ended		For the Twelve Months Ended
	December 31,		December 31,

	2002	2001	2002	2001

Income before minority interests and gains	$34,865	$41,706	$148,505	$148,742
Gains on developments held for sale	414	11,828	1,032	13,169
Total depreciation and amortization	37,286	26,504	127,160	104,838
FF& E depreciation, ground lease amortization and other (1)	(708)	(507)	(2,450)	(1,963)
Discontinued operations’ FFO	6,613	5,905	26,023	22,900
FFO attributable to minority interests	(14,298)	(11,025)	(52,051)	(40,144)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,231)	(1,102)	(5,674)	(5,467)
AMB’s share of FFO	2,117	1,526	8,728	8,014
Preferred stock dividends	(2,123)	(2,125)	(8,496)	(8,500)
Preferred units distributions	(6,379)	(7,056)	(25,149)	(28,682)

Funds from operations	$56,556	$65,654	$217,628	$212,907

Weighted average common shares and units (diluted)	88,495,159	89,317,086	89,689,310	89,954,598

Supplemental Cash Flow Information:
Straight-line rents	$628	$2,514	$11,013	$10,093
AMB’s share of unconsolidated JV’s NOI	$2,713	$2,357	$11,055	$10,181
JV Partners’ share of cash basis NOI	$24,914	$20,587	$86,482	$65,010
Discontinued operations’ NOI	$7,650	$7,372	$29,949	$27,642
Stock-based compensation amortization	$1,315	$797	$5,265	$2,725
Capitalized interest	$1,762	$2,836	$6,919	$13,650
Recurring capital expenditures:
Tenant improvements	$4,340	$2,149	$18,977	$8,168
Lease commissions and other lease costs	3,910	3,779	17,684	19,822
Building improvements	4,725	8,716	18,270	19,852

Sub-total	12,975	14,644	54,931	47,842
JV Partners’ share of capital expenditures	(1,955)	(2,995)	(9,547)	(5,824)

AMB’s share of recurring capital expenditures	$11,020	$11,649	$45,384	$42,018

(1)  Ground lease amortization represents the amortization of the Company’s investments in ground leased properties, for which the Company does not have a purchase option.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to earnings and results of operations and future plans. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and under the heading “Other Information—Business Risks” and elsewhere in our most recent quarterly report on Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: January 15, 2003	By:	/s/ Tamra Browne

Tamra Browne Senior Vice President, General Counsel and Secretary